SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2007

HEARTLAND OIL AND GAS CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-32669	91-1918326
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

1625 Broadway, Suite 1480

Denver, CO 80202

(Address of Principal Executive Offices)

(303) 405-8450

(Registrant’s Telephone Number, including area code)

Section 5. Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers.

Appointment of Principal Officers

On July 5, 2007, the Registrant announced the appointment of Mr. Steven A. Fall as its Interim President and Mr. Said Abdallah as its Chief Operating Officer. The appointments of Mr. Fall and Mr. Abdallah are effective as of June 26, 2007.

The following biographies describe the business experience of Mr. Fall and Mr. Abdallah:

Steven A. Fall – Interim President

Mr. Fall, 57, started his professional career as an exploration geologist with Exxon Company USA where he explored for regional trends along the Gulf Coast and managed onshore projects for Columbia Gas Development. Mr. Fall also served as Vice President of Perryman Oil and Gas and was a partner with Aleco Oil and Gas where he created, marketed, and drilled in-house prospects and evaluated outside projects for the company. After working as an independent geologist for 6 years, Mr. Fall became district manager of EB Co. Mr. Fall’s most recent work included a position as a business development manager for Wellspring Partners. Mr. Fall has previously consulted for such companies as Exxon, Texaco, Chevron, Pennzoil, Marathon, Merit Energy, Hilcorp, Bass Enterprises, Pennzenergy, and Mueller Engineering. Mr. Fall received his Bachelors and Masters degree in geology from Texas A&M University and continued his education with the American Association of Petroleum Geologists (AAPG) and Houston Geological Society (HGS) were he focused his studies in 3D seismic and basin analysis.

Said Abdallah – Chief Operating Officer

Mr. Abdallah, 52, has over twenty years experience as an electrical engineer and as a contractor in the oil and gas drilling, operation and maintenance industry. Mr. Abdallah is currently also the President of Aztec Drilling Corp., a wholly-owned subsidiary of the Registrant, and in that capacity he has directed the Registrant’s recent well drilling activities on its Coal Bed Methane properties on the Bourbon Arch acreage in northeast Kansas. Mr. Abdallah received his Bachelors of Science degree from Youngstown State University in Youngstown, Ohio.

Resignation of Mr. Phillip Winner

On July 5, 2007, the Registrant announced the resignation of Mr. Phillip Winner from his position as a member of the Registrant’s board of directors and his resignation from all of his executive officer positions with the Registrant, including his position as Chief Executive Officer. Mr. Winner’s resignations shall become effective on July 27, 2007.

Registrant’s Board of Directors

The Board of Directors of the Registrant currently consists of two members, Mr. Kamal Abdallah and Mr. Christopher McCauley.

Mr. Said Abdallah is the brother of Mr. Kamal Abdallah, a member of the Registrant’s board of directors. Mr. Kamal Abdallah is also the Chief Executive Officer and a member of the board of directors of Universal Property Development and Acquisition Corporation, the holder of a majority of the Registrant’s outstanding common stock.

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No director, executive officer, promoter or control person of the Registrant has, within the last five years: (i) had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) been convicted in a criminal proceeding or is currently subject to a pending criminal proceeding (excluding traffic violations or similar misdemeanors); (iii) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (iv) been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission (the “Commission”) or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Heartland oil & Gas Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTLAND OIL & GAS CORP.

July 6, 2007	By	/s/ Steven A. Fall
Steven A. Fall Interim President

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